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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Stockholders
    G-III Apparel Group, Ltd.

We have issued our report dated March 31, 2000, accompanying the consolidated financial statements included in the Annual Report of G-III Apparel Group, Ltd. on Form 10-K for the years ended January 31, 2000 and 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of G-III Apparel Group, Ltd. on Form S-8 (Registration Nos. 33-45460; 33-45461; 333-81066; 333-51765; 333-80937 and 333-39298).


/s/ GRANT THORNTON LLP

New York, New York
April 25, 2001